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Exhibit 10.38

                          ADVERTISING SERVICE AGREEMENT


This agreement is made and entered into this 1st day of March, 2006, between Media Mix advertising, Inc., doing business as Promotions Plus("Promotions Plus") located at 4630 Bayard Park Dr. Evansville, Indiana 47714, an Indiana Corporation and Ingen Technologies, Inc. ("Ingen-Tech"), located at 285 E. County Line Road, Calimesa, California 92320, a Georgia Corporation.

1. Nature of Advertising Services: Ingen-Tech is a manufacturer of certain equipment and related items known as the "Secure Balance(TM)" line of equipment for the balance therapy market. Promotions Plus shall create and develop certain marketing materials for said equipment.

2. Marketing Materials: The marketing materials that Promotions Plus shall create and develop as follows:

Item-1:     One (1) - Infomercial

Item-2:     Seven (7) - Thirty second (30 sec) television ads

Item-3: Five (5) - Newspaper ads (One - 1/2 page, One - 1/4 page, One - 1/8 page, Two - 8 1/2 x 11 inserts and all full color process).

3. Delivery Time: Promotions Plus shall deliver the marketing materials within eight weeks of the execution of this agreement.

4. Price and Payment: Ingen-Tech shall pay Promotions Plus the sum of $12,500.00 for the creation and development of the marketing materials. Ingen-Tech shall pay $6,250.00 at the time of this agreement and the balance upon delivery of the marketing materials.

5. Exclusivity: Promotions Plus agrees not to provide marketing materials that concern equipment and related items in the balance therapy market to any other person or entity. Ingen-Tech agrees that Promotions Plus shall have the exclusive right to sell the marketing materials to chiropractors, clinics, other health providers and to any other person or entity. Ingen-Tech agrees not to hire any other marketing for clinic-driven, marketing materials.

6. Approval of Marketing Materials: Ingen-Tech shall approve all final scripts and newspaper layouts.

7. Liability: Ingen-Tech shall be solely responsible for the legality of all advertising content. Ingen-Tech agrees to indemnify and hold Promotions Plus harmless for any and all suits, claims, liabilities of any kind and damages that arise from the marketing materials.

8. Complete Agreement: This agreement supersedes all prior agreements and understandings between the parties and may not be modified, changed or altered except by further written agreement signed by all parties to this agreement.

9. Jurisdiction and Venue: Ingen-Tech and Promotions Plus agree to submit to the jurisdiction and venue of the Vanderburgh County Superior Court in Evansville, Indiana for all disputes arising out of this agreement.

10. Governing Law: The parties agree that the laws of the state of Indiana shall govern this agreement.

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11. Attorney fees on costs: Should litigation arise out of this agreement, the prevailing party shall be entitled to attorney fees and costs from the other party.



      - s -                                   March 1, 2006
------------------------------------        ------------------
Robbie Jossa, Principal                          Date

Media Mix Advertising, Inc.
("Promotions Plus")
4630 Bayard Park Dr.
Evansville, Indiana 47714.
812-473-0600
812-473-8774 Fax
812-760-8195 Cell
 www.mediamix1.com
Tax ID#35-1778024


      - s -                                   March 1, 2006
------------------------------------        ------------------
Scott R. Sand, Chairman & CEO                   Date

Ingen Technologies, Inc.
("Ingen-Tech") 285 E. County Line Rd.
Calimesa, CA 92320
800-259-9622
909-790-7180
800-777-1186 Fax
951-675-3266 Cell
www.ingen-tech.com